Exhibit 99.1

Aptera Significantly Reduces Estimated Capital Requirements for Production

●	Approximately $25 Million Estimated to Reach Start of Production, Down from $40 to $45 Million Previously Estimated

●	First 40 Production Vehicles Planned to Begin Building by the End of 2026; Customer Deliveries for Early 2027, Subject to Timely Financing

●	Approximately $65 Million Estimated to Reach 500 Vehicles Per Month, the Production Rate at Which Aptera Believes It Could Become Self-Sustaining

Carlsbad, Calif. – October 1, 2026 – Aptera Motors Corp. (Nasdaq: SEV) (“Aptera” or the “Company”), a solar mobility company advancing ultra-efficient transportation, today announced that it now estimates it needs approximately $25 million to reach start of production, down from $40 to $45 million, and approximately $115 million for its full plan through high-volume production, down from $180 to $205 million. The estimated reductions primarily reflect anticipated benefits of the Company’s previously announced partnership with Launch Design (Shanghai Launch Automotive Technology Co., Ltd.).

“This is a fundamentally leaner path to getting Aptera into customers’ hands. We’ve reduced our estimated capital requirements to reach production and brought what we believe could be a self-sustaining business within much closer reach,” said Chris Anthony, Co-CEO of Aptera. “By redesigning the Aptera for manufacturability and tapping Launch Design’s international supplier network, we believe we are pursuing one of the more capital-efficient paths to production in the EV industry.”

The Path to Production

Start of Production. Approximately $25 million, down from $40 to $45 million previously estimated (a reduction of approximately 38% to 44%). This is expected to fund supplier purchases for initial vehicles, remaining tooling, and the final low-volume assembly line in Carlsbad, California. Aptera plans to begin building its first 40 production vehicles by the end of 2026 and to begin customer deliveries in early 2027.

Volume Production Rate. Approximately $65 million in total (about $40 million beyond start of production) to reach 500 vehicles per month, the milestone at which Aptera believes it could fund ongoing operations from vehicle sales.

High-Volume Production. Approximately $50 million more for tooling and equipment to scale toward approximately 20,000 vehicles per year, for a total of approximately $115 million.

All capital and timing estimates depend on Aptera obtaining financing on acceptable terms and on a timely basis, as well as on supplier performance and regulatory approvals.

What Drives the Lower Estimates

The lower estimates principally reflect the expected impact of Aptera’s partnership with Launch Design, including design-for-manufacturing refinements to the vehicle, expected access to Launch’s international supplier network, and a rebuilt bill of materials informed by supplier quotes received to date. Together, these are expected to reduce the estimated full-plan cost by approximately $65 to $90 million, or 36% to 44%, compared with the $180 to $205 million previously estimated.

These updated estimates supersede the capital and timing estimates in Aptera’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

About Aptera Motors Corp.

Aptera Motors Corp. (Nasdaq: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the anticipated benefits of the Company’s strategic partnership with Launch Design, including expectations regarding design-for-manufacturing efficiencies, access to Launch’s international supplier network, bill of materials reductions, and production economics; the Company’s updated capital plan and capital requirements, including the estimated capital required to reach start of production, complete the first 40 production vehicles and commence initial customer deliveries, reach a production rate of 500 vehicles per month, and reach high-volume production; the Company’s expectations regarding self-sustaining operations and its belief regarding the capital efficiency of its plan relative to other electric vehicle companies; the timing and scope of production, including plans to begin building the first 40 production vehicles by the end of 2026 and initial customer deliveries in early 2027; plans to complete final vehicle assembly in Carlsbad, California; the Company’s longer-term production target of approximately 20,000 vehicles per year; and the Company’s financing plans. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” “plan,” “continue,” “advancing,” “scaling,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. These risks include, among others: risks related to Aptera’s ability to raise additional capital on acceptable terms or at all, and the risk that the Company may need to raise additional capital beyond the amounts currently estimated; risks associated with the partnership with Launch Design, including the risk that Launch does not perform as anticipated and that anticipated cost savings, capital reductions, or production timelines are not realized; risks related to reliance on an international supply chain; risks related to tariffs, export controls, trade restrictions, or other changes in U.S. or international trade policy that could affect cross-border manufacturing arrangements; supply chain delays and disruptions, including the risk that suppliers do not perform under purchase orders on the anticipated timeline or at all; the feasibility and timing of scaling our manufacturing and assembly processes; the availability and timing of required capital, and market conditions affecting financing; regulatory approvals and compliance, including regulatory approvals necessary to sell or operate our vehicles commercially; our ability to access capital under our equity line of credit and other sources on acceptable terms and timing; our dependence on successful validation builds and timely component deliveries to achieve any production milestones; risks that actual vehicle demand, pricing and production costs may differ materially from current assumptions; the previously disclosed material weaknesses in our internal control over financial reporting and the timing and cost of remediation; the ongoing SEC investigation; and other risks described in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and our other filings with the Securities and Exchange Commission. Aptera’s ability to continue as a going concern is dependent on its success in raising additional capital and executing its business plan, as further described in its SEC filings. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Investor Relations:

Aptera Motors Corp.

ir@aptera.us

Media Contact:

media@aptera.us